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                                                                   Exhibit 99.10

                          AFG Receivables Trust 1997-B
             Annual Statement to Noteholders and Certificateholders
                          Servicer: Key Bank USA, N.A.
                      Sub Servicer: AutoFinance Group, Inc.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware
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Collection Period: January 1, 1999 through December 31, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders
Pursuant to Section 5.6 of the Sale and Servicing Agreement
                                                                                                           Per $1,000 of Outstanding
                                                                                                            Class A/Class B/Class C
                                                                                    Total for Period           Certificate Amount
                                                                                    ------------------------------------------------
(i)  Principal Distribution
          Class A Note  Amount                                                             18,918,635                 171.9805909
          Class B Note  Amount                                                              4,800,055                 65.12700148
          Class C Note  Amount                                                              2,823,562                 150.9845463
          Certificates  Amount                                                              1,694,186                 154.0169391

(ii)  Interest Distribution
          Class A Note  Amount                                                              1,806,542                 24.51109982
          Class B Note  Amount                                                                473,143                 25.30042778
          Class C Note  Amount                                                                304,412                 27.67382182

(iii) Total Pool Balance of Notes and Certificates (end of Collection Period)              29,821,877


(iv)   Class A Notes Balance (end of Collection Period)                                    19,683,299
       Class A Pool Factor (end of Collection Period)                                                                   0.2663468
       Class B Notes Balance (end of Collection Period)                                     4,994,067
       Class B Pool Factor (end of Collection Period)                                                                   0.2663468
       Class C Notes Balance (end of Collection Period)                                     2,937,686
       Class C Pool Factor (end of Collection Period)                                                                   0.2663468
       Certificates Balance (end of Collection Period)                                      2,282,462

(v)  Basic Servicing Fee                                                                    1,540,297                 14.00213278

(vi)   Aggregate Net Losses                                                                 3,413,079

(vii)   Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                            3,732,493
        Specified Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                            3,732,493
        Draws on Reserve Account                                                                    0
        Deposits to Reserve Account                                                                 0

(viii)  Class A Notes Interest Carryover Shortfall                                                  0                           0
        Class B Notes Interest Carryover Shortfall                                                  0                           0
        Class C Notes Interest Carryover Shortfall                                                  0                           0
        Class A Notes Principal Carryover Shortfall                                                 0                           0
        Class B Notes Principal Carryover Shortfall                                                 0                           0
        Class C Notes Principal Carryover Shortfall                                                 0                           0

(ix)  Aggregate Purchase Amount of Receivables Repurchased by the Seller
        or purchased by Servicer                                                                    0

(x)  Delinquent Contracts                                                                       Number                    Balance
                                                                                               ------                    -------
           30-59 Days                                                                             144                   1,160,954
           60-89 Days                                                                               0                        0.00
           90 Days or More                                                                          0                           0


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